EXHIBIT 99.1

THIS CONVERTIBLE NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS CONVERTIBLE NOTE (COLLECTIVELY THE "SECURITIES") HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D ("REGULATION "D") PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE, SOLD OR TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



     No.  ____                                       $____________ U.S.


                               EA INDUSTRIES, INC.

                     6% CONVERTIBLE NOTE DUE JULY ___, 2001


     THIS CONVERTIBLE NOTE is one of a duly authorized issue of Convertible Notes of EA Industries, Inc., a corporation duly organized and existing under the laws of the State of New Jersey (the "Company"), designated as its 6% Convertible Notes due July __, 2001, in an aggregate principal amount not exceeding Four Million Five Hundred Thousand Dollars ($4,500,000 U.S.) (the "Convertible Notes").

     FOR VALUE RECEIVED, the Company promises to pay to ______________________, or any subsequent registered holder hereof (the "Holder"), the principal sum of ____________________ Dollars ($_____________ U.S.), on or prior to _____,
2001, or, if not a business day, the first business day thereafter
(the "Maturity Date"), and to pay interest

                            (continued on next page)



IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.




                                          EA INDUSTRIES, INC.

Dated: July 16, 1998
                                          By:
                                             -------------------------------
                                          Howard P. Kamins, Vice President
on the principal sum outstanding in arrears on the earlier of the Date of Conversion (as defined in Section 5(b)(iv)below) or the Maturity Date, at the rate of six percent (6%) per annum. There shall be no prepayment of this Convertible Note except as provided herein. Accrual of interest on this Convertible Note shall commence on the Closing Date (as defined in Section 5(a) below) with respect to this Convertible Note, and shall continue to accrue until payment in full of the principal sum has been made or duly provided for, or, with respect to any principal amount subject to conversion, until the Date of Conversion, whichever is earlier. The interest so payable will be paid on the Maturity Date, or the Date of Conversion, as defined in Section 5(b)(iv) below, as the case may be. Such interest shall be paid to the person and at the address in whose name this Convertible Note is registered on the records of the Company regarding registration and transfers of the Convertible Notes (the "Convertible Note Register") on the business day immediately preceding the payment date. The principal of, and interest on, this Convertible Note are payable, if converted by the Holder pursuant to Section 5 hereof, in shares of Common Stock, or if redeemed, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, to the person and at the address in whose name this Convertible Note is registered on the Convertible Note Register on the business day immediately preceding the payment date.

     This Convertible Note is subject to the following additional provisions:

     Section 1. Convertible Note Denominations. Upon conversion of a portion, but less than all, of this Convertible Note in accordance with the terms hereof, a new convertible note or convertible notes may be issued to the Holder in a denomination equal to the exact amount of the unconverted portion of this Convertible Note. No service charge will be made for registration of transfer or exchange.

     Section 2. Withholding. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Convertible Note any amounts required to be withheld under the applicable provisions of the United States income tax laws, or other applicable laws, at the time of such payments. Holder shall, prior to any transfer hereof, deliver to the Company a completed form W-8 for such transferee. The Holder shall pay any other taxes, charges, or levies in connection with the issuance or transfer thereof.

     Section 3. Sale, Transfer or Exchange. This Convertible Note has been issued based upon investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Act, including Regulation D and any applicable state securities laws ("State Acts"). Any Holder of this Convertible Note, by acceptance hereof, agrees to the representations, warranties and covenants herein. Prior to due presentment to the Company for transfer of this Convertible Note, the Company and any agent of the Company may treat the person in whose name this Convertible Note is duly registered on the Company's Convertible Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Convertible Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     Section 4. [Intentionally Left Blank].

     Section 5. Conversion. The record Holders of this Convertible Note shall have conversion rights as follows (the "Conversion Rights"):

        (a) Right to Convert. The record Holder of this Convertible Note shall be entitled to convert any or all its Convertible Notes at any time or from time to time on or after the Last Closing Date, as defined below, at the office of the Company's designated transfer agent for the Common Stock (the "Transfer Agent"), into that number of fully-paid and non-assessable shares of Common Stock calculated in accordance with the following formula (the "Conversion Rate"):

     Number of shares of Common Stock issued upon conversion of a Convertible Note or Convertible Notes =

                              Principal + Interest
                              --------------------
                                Conversion Price


     where,

     o "Principal" = the then outstanding principal amount of Convertible Note(s) to be converted,

     o "Interest" = (.06) X (N/365) X Principal, where "N" = the number of days between (i) the Closing Date (as defined below), and (ii) the applicable Date of Conversion (as defined in Section 5(b)(iv) below) for the Convertible Notes for which conversion is being elected.

     o "Conversion Price": Subject to the Floor Price (as defined below), if applicable, the Conversion Price equals the Variable Conversion Price (as defined below) on the Date of Conversion, but shall in no event exceed the Maximum Conversion Price (as defined below).

     o "Floor Price": If, at any time on or after the date that is four hundred fifty-five (455) days after the Last Closing Date, the Closing Bid Price (as defined below) of the Common Stock exceeds the greater of $6 or 150% of the Maximum Conversion Price then in effect for twenty (20) consecutive trading days, the Conversion Price shall thereafter be no less than a "Floor Price" equal to $2. There shall be no Floor Price prior to the date that is four hundred fifty-five (455) days after the Closing Date.

     o "Maximum Conversion Price": During the period beginning on the Last Closing Date and ending on the date which is one hundred eighty (180) days after the Last Closing Date, the "Maximum Conversion Price" per share shall equal 150% of the average Closing Bid Price for the five
          (5) trading days immediately preceding the date of the first Closing of a Convertible Note (the "Initial Maximum Conversion Price"). Anytime after the date that is one hundred eighty (180) days after the Last Closing Date, "Maximum Conversion Price" shall equal the lesser of (i) the Initial Maximum Conversion Price or (ii) the Market Price (as defined below) in effect on the date that is one hundred eighty
          (180) days after the Closing Date.

     o "Market Price" shall equal the lowest Closing Bid Price for any trading day occurring during the applicable Pricing Period (as defined below).

     o "Discounted Conversions" shall mean (a) conversions which (i) occur on or after the date that is ninety (90) days after the Last Closing Date, and (ii) do not exceed the Limited Conversion Quota (as defined below), or (b) other conversions specifically designated herein as Discounted Conversions. In the event that any "Key Employee" (as defined in the Subscription Agreement) leaves his employment with the Company, any conversions which occur thereafter shall be deemed to be Discounted Conversions. From and after the occurrence of an Event of Default, all subsequent conversions shall be deemed to be Discounted Conversions.

     o "Unlimited Conversions" shall mean conversions which do not meet the definition of a Discounted Conversion.

     o "Variable Conversion Price": (i) for Discounted Conversions, the "Variable Conversion Price" shall equal 85% of the Market Price in effect on the Date of Conversion (the "Limited Conversion Price"), and
          (ii) for Unlimited Conversions, the Variable Conversion Price shall equal 100% of the Closing Bid Price of the Common Stock on the trading day immediately preceding the Date of Conversion.

     o "Pricing Period" shall mean twenty (20) consecutive trading days, plus two (2) additional consecutive trading days for each thirty (30) calendar days which have passed since the date that is one hundred eighty (180) days after the Last Closing Date, ending on the trading day immediately preceding the Date of Conversion. If the Holder conducts short-sales, or other sales, of Common Stock during a Pricing Period, trading days otherwise includable in a Pricing Period shall not include the days on which such sales or short sales occurred.

     o "Limited Conversion Quota": Beginning on the date that is ninety (90) days following the Last Closing Date, as defined below, the "Limited Conversion Quota" initially shall be one third (1/3) of the aggregate principal amount of Convertible Notes issued to such Holder, and on the date that is one hundred twenty (120) after the Last Closing Date, the Limited Conversion Quota shall increase by an additional one third (1/3) of the aggregate principal amount of the Convertible Notes issued to such Holder, and on the date that is one hundred eighty
          (180) days after the Last Closing Date, the Limited Conversion Quota shall increase to one hundred percent (100%) of the aggregate principal amount of the Convertible Notes issued to such Holder; and provided, further, in the event that the Holder converts less than its full Limited Conversion Quota during any one of the above periods, the unconverted amount shall be carried forward and added to the Limited Conversion Quota, and provided, further, that subsequent to the date that is one hundred eighty (180) days following the Last Closing Date, all conversions shall be deemed to be Discounted Conversions.

          For purposes hereof, a new month will be deemed to occur on the same numeric day of the next calendar month. For example, if the Last Closing Date were to occur on July 8, 1998, the date that is six months thereafter would be December 8, 1998.

     For purposes hereof, any Holder which acquires Convertible Notes from another Holder (the "Transferor") and not upon original issuance from the Company shall be entitled to exercise its conversion right as to the percentages of the Principal Amount specified under Section 5(a) in such amounts and at such times such that the aggregate principal amount of Convertible Notes eligible for conversion by such Holder at any time shall be in the same proportion that the principal amount of Convertible Notes acquired by such Holder from its Transferor bears to the total principal amount of Convertible Notes immediately theretofore owned by such Transferor, or (subject to the aggregate limitation applicable to a Transferor) as may otherwise be agreed between a Transferor and its transferee with notice to the Company.

     o "Closing," "Last Closing," "Closing Date," and "Last Closing Date" shall have the meanings as set forth in the Regulation D Subscription Agreements between the Company and the initial purchasers of the Convertible Notes, dated as of July ___, 1998 (each, a "Subscription Agreement").

     As used herein, "Closing Bid Price" means, for any security as of any date, the last closing bid price per share for such security on the New York Stock Exchange (the "NYSE") as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the NYSE is not the principal securities exchange or trading market for such security, the last closing bid price per share of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price per share of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price per share of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices per share of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value per share as mutually determined by the Company and the holders of a majority of the principal amount of Convertible Notes. If the Company and the holders of a majority of the principal amount of Convertible Notes are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved by an investment banking firm mutually acceptable to the Company and the holders of a majority of the principal amount of Convertible Notes.

     As used herein, "Closing Sale Price" means, for any security as of any date, the last closing trade price per share for such security on the NYSE as reported by Bloomberg, or, if the NYSE is not the principal securities exchange or trading market for such security, the last closing trade price per share of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price per share of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the last closing bid price per share of such security as reported by Bloomberg, or, if no last closing bid price is reported for such security by Bloomberg, the average of the bid prices per share of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value per share as mutually determined by the Company and the holders of a majority of the principal amount of Convertible Notes. If the Company and the holders of Convertible Notes are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved by an investment banking firm mutually acceptable to the Company and the holders of a majority of the principal amount of Convertible Notes.

        (b) Mechanics of Conversion. In order to convert Convertible Notes into full shares of Common Stock, the Holder shall (i) send via facsimile, on or prior to 11:59 p.m., New York City time (the "Conversion Notice Deadline") on the Date of Conversion, a copy of the fully executed notice of conversion attached hereto ("Notice of Conversion") to the Transfer Agent, with a copy to the Company at the office of the Company stating that the Holder elects to convert (provided that if a Holder timely sends a copy of the Notice of Conversion to either one of the Company or the Transfer Agent, failure to send a copy of the Notice of Conversion to the other shall not void the conversion), which notice shall specify the Date of Conversion, the principal amount of Convertible Notes to be converted, the applicable Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the front page of each certificate to be converted) and (ii) within two (2) business days surrender to a common courier for delivery to the office of the Company or the Transfer Agent, the Convertible Notes (the "Convertible Note Certificates") being converted, duly endorsed for transfer; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Convertible Notes are delivered to the Company or its Transfer Agent as provided above, or the Holder notifies the Company or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (i) below). Upon receipt by the Company of a facsimile copy of a Notice of Conversion, the Company shall immediately send, via facsimile, a confirmation of receipt of the Notice of Conversion to the Holder which shall specify that the Notice of Conversion has been received and the name and telephone number of a contact person at the Company whom the Holder should contact regarding information related to the Conversion. In the case of a dispute as to the calculation of the Conversion Rate, the Company shall promptly issue to the Holder the number of Shares that are not disputed and shall submit the disputed calculations to its outside accountant via facsimile within three
(3) days of receipt of Holder's Notice of Conversion. The Company shall cause the accountant to perform the calculations and notify the Company and Holder of the results no later than two business days from the time it receives the disputed calculations. Accountant's calculation shall be deemed conclusive absent manifest error.

           (i) Lost or Stolen Convertible Notes. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any Convertible Note and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company and the Transfer Agent, and upon surrender and cancellation of the Convertible Notes, if mutilated, the Company shall or shall cause the Transfer Agent to execute and deliver new Convertible Notes of like principal amount and date. However, the Company shall not be obligated to re-issue such lost or stolen Convertible Notes if the Holder contemporaneously requests the Company to convert such Convertible Notes into Common Stock.

           (ii) Delivery of Common Stock Upon Conversion. The Company shall cause to be delivered to the Holder or at its direction to transferees of the Holder, as soon as practicable but in any event no later than the later of (the "Deadline") (x) the close of business on the third (3rd) business day following the delivery of the facsimile Notice of Conversion and (y) the day that is the first business day after receipt by the Transfer Agent of the original Convertible Notes to be converted (or provision for indemnification in accordance with the requirements of subparagraph (i) in the case of lost or destroyed certificates, if required) and a copy of the Notice of Conversion, the number of shares of Common Stock to which the Holder shall be entitled as aforesaid and a certificate for that principal amount of Convertible Notes not being converted, if any, which were previously represented by the Convertible Notes submitted for conversion. If electronic delivery is requested, shares of Common Stock shall be transmitted electronically pursuant to such electronic delivery system as the Holder shall request (to the extent such shares may be delivered without a legend pursuant to the Subscription Agreement); otherwise delivery shall be by physical certificates. All Convertible Notes shall be physically delivered. All physical deliveries shall be by reputable overnight courier and the Deadline shall be extended by one additional business day for physical delivery of certificates to a location outside of the United States.

           (iii) No Fractional Shares. If any conversion of the Convertible Notes would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion, in the aggregate, shall be the next higher number of shares.

           (iv) Date of Conversion. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is sent via facsimile to the Transfer Agent before 11:59 p.m., New York City time, on the Date of Conversion, and (ii) that the original Convertible Notes to be converted are surrendered by depositing such Convertible Notes with a common courier, for delivery to the Transfer Agent as provided above, within two (2) business days after the Date of Conversion. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such shares of Common Stock on the Date of Conversion. In the event that the original Notice of Conversion and Convertible Notes are inadvertently forwarded to the Company instead of the Transfer Agent within the required time frame, the conversion shall not be voided thereby and the Date of Conversion shall still be deemed to be the date set forth in such Notice of Conversion, provided that the Deadline for delivery of the Common Stock is based solely on the date of receipt by the Transfer Agent of the required documentation. In the event that the Company receives an original Notice of Conversion or original Convertible Notes from a Holder, it shall promptly forward such Convertible Notes to the Transfer Agent.

        (c) Payment upon Maturity. Each Convertible Note outstanding on the date which is three (3) years after the Last Closing Date or, if not a business day, the first business day thereafter ("Termination Date" or the "Maturity Date") automatically shall, at the option of the Company, either (i) be converted ("Automatic Conversion") into Common Stock on such date at the Conversion Rate then in effect (calculated in accordance with the formula in Section 5(a) above), and the Termination Date shall be deemed the Date of Conversion with respect to such conversion for purposes of this Convertible Note, or (ii) be repaid (a "Maturity Payment") by the Company for cash in an amount equal to the principal amount of Convertible Notes being repaid, plus liquidated damages, Conversion Failure Payments, Late Registration Payments (as defined in the Registration Rights Agreement) and any other cash payments then due from the Company and then unpaid, together with the accrued but unpaid Interest (as defined in Section 5(a)) (the "Total Maturity Value"). If the Company elects to repay the Convertible Notes in cash, within five (5) business days prior to the Termination Date, the Company shall send to the Holders of outstanding Convertible Notes notice (the "Maturity Payment Notice") via facsimile of its intent to make a Maturity Payment with respect to the outstanding Convertible Notes. If the Company does not send such notice to Holder on such date, an Automatic Conversion shall be deemed to have occurred. If an Automatic Conversion occurs, the Company and the Holders shall follow the applicable conversion procedures set forth in this Convertible Note; provided, however, that the Holders are not required to send the Notice of Conversion contemplated by Section 5(b). If the Company elects to repay the Convertible Notes for cash, each Holder of outstanding Convertible Notes shall send their Convertible Notes to the Company within five (5) days of the date of receipt of the Maturity Payment Notice from the Company, and the Company shall pay the applicable repayment price to each respective Holder within five (5) days of the receipt of such Convertible Notes. The Company shall not be obligated to deliver the repayment price unless the Convertible Notes are delivered to the Company, or, in the event any Convertible Notes have been lost, stolen, mutilated or destroyed, unless the Holder has complied with Section 5(b)(i). If the Company elects to repay the Convertible Notes for cash under this Section 5(c) and the Company fails to pay the Holders the repayment price within five (5) business days of its receipt of the Convertible Notes to be repaid as required by this
Section 5(c), then an Automatic Conversion shall be deemed to have occurred and, upon receipt of the Convertible Notes, the Company shall immediately deliver to the Holders the certificates representing the number of shares of Common Stock to which the Holders would have been entitled upon Automatic Conversion using the lowest Conversion Price (as defined in Section 5 hereof) in effect during the period beginning on the Termination Date and ending on the date the Transfer Agent issues Common Stock pursuant to this Section 5(c). Nothing in this Section 5(c) shall be construed to limit Holder's ability to pursue Holder's rights under Section 14 hereof.

        (d) Adjustment to Conversion Rate.

           (i) Adjustment to Maximum Conversion Price Due to Stock Split, Stock Dividend, Etc. If, prior to the conversion of all of the Convertible Notes, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Maximum Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Maximum Conversion Price and the Floor Price shall be proportionately increased.

           (ii) Further Adjustment to Conversion Price. If, at any time when any Convertible Notes are issued and outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for any conversion of the Convertible Notes (including, without limitation, a reference period for determining the Maximum Conversion Price), then the Market Price, the Conversion Price, the Variable Conversion Price, and the Maximum Conversion Price, as applicable, shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event.

           (iii) Adjustments.

              (A) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person (as defined below) or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance reasonably satisfactory to the Holders of a majority of the principal amount of Convertible Notes then outstanding) to insure that the Holders of the Convertible Notes will thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock otherwise acquirable and receivable upon the conversion of this Convertible Note at the lesser of (i) the Limited Conversion Price or (ii) the Maximum Conversion Price, such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of share of Common Stock which would have been acquirable and receivable upon the conversion such Holder's Convertible Notes had such Organic Change not taken place (without taking into account any limitations or restrictions on the timing or amount of conversions). In any such case, the Company will make appropriate provision (in form and substance reasonably satisfactory to the Holders of a majority of the Principal amount of Convertible Notes then outstanding) with respect to such Holders' rights and interests to insure that the provisions of this Section 5(d)(iii) and the remaining Sections of this Convertible Note will thereafter be applicable to the Convertible Notes (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Maximum Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, if the value so reflected is less than the Maximum Conversion Price in effect immediately prior to such consolidation, merger or sale and an immediate revision to the Variable Conversion Price so that it is thereafter based on the price of the common stock of the surviving entity and the market in which such common stock is traded). The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance reasonably satisfactory to the Holders of a majority of the principal amount of the Convertible Notes then outstanding), the obligation to deliver to each Holder of Convertible Notes such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. "Person" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

              (B) Adjustment Due to Distribution. Subject to the restrictions herein contained, if at any time after the Closing Date, the Company shall declare or make any distribution of its assets (or rights to acquire its assets) or shares of its capital stock (other than Common Stock) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders in cash or shares (or rights to acquire shares) of capital stock of any other public or private company, including but not limited to a subsidiary or spin-off of the Company (a "Distribution"), then the Holder of this Convertible Note shall be entitled to receive the amount of such distribution (in kind) which would be payable to the Holder with respect to the shares of Common Stock which would be issuable upon such conversion of the Convertible Note as of the record date for determining that the shareholders are entitled to such Distribution (without regard to any limitation on conversion contained herein) had such Holder been the holder of such shares of Common Stock on the record date for determination of shareholders entitled to such Distribution.

           (iv) Issuance of Other Securities With Market Conversion Price. If, at any time while the Convertible Notes are issued and outstanding, the Company shall issue any securities which are convertible into or exchangeable for Common Stock ("Convertible Securities") either (i) at a conversion or exchange rate based on a discount from the market price of the Common Stock at the time of conversion or exercise or (ii) with a fixed conversion or exercise price less than the Maximum Conversion Price, then, at the Holder's option: (X) in the case of clause (i), the Variable Conversion Price in respect of any conversion of Convertible Notes after such issuance shall be calculated utilizing the lesser of the lowest variable conversion price and the lowest fixed conversion price applicable to any such Convertible Securities, and (Y) in the case of clause (ii), the Maximum Conversion Price shall be reduced to such lesser conversion or exercise price.

           (v) No Fractional Shares. If any adjustment under this Section 5(d) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion, in the aggregate, shall be the next higher number of shares.

     Section 6. Company's Right to Prepay.

        (a) Company's Right to Prepay Upon Receipt of Notice of Conversion.
If the Company has, in its sole discretion, delivered an Advance Notice of Election to Holder in accordance with Section 7 below and such Advance Notice of Election is in effect in accordance with Section 7 below at the time of receipt of a Notice of Conversion pursuant to Section 5, and if the Conversion Price of such conversion is less than $2.00, the Company shall prepay in whole or in part (as specified in the applicable Advance Notice of Election) any Convertible Note so submitted for conversion, immediately prior to and in lieu of conversion ("Prepayment Upon Receipt of Notice of Conversion").

           (i) Prepayment Price Upon Receipt of a Notice of Conversion. The prepayment for Convertible Notes under this Section 6(a) shall be calculated in accordance with the following formula ("Prepayment Price"):

        [Principal + Interest] x Highest Sale Price on Date of Conversion
                                 ----------------------------------------
                                            Conversion Price

where,

"Date of Conversion", and "Conversion Price" shall have the same meanings as defined in Section 5, and Highest Sale Price shall have the meaning as defined below; provided, however, that such Prepayment Price shall be no less than (110% X Principal) + accrued Interest and no greater than (130% X Principal) + accrued Interest.

     As used herein, "Highest Sale Price" means, for any security as of any date, the highest trade price per share for such security on the NYSE as reported by Bloomberg, or, if the NYSE is not the principal securities exchange or trading market for such security, the highest trade price per share of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the highest trade price per share of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no trade price is reported for such security by Bloomberg, the closing bid price per share of such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices per share of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Highest Sale Price of such security on such date shall be the fair market value per share as mutually determined by the Company and the holders of a majority of the principal amount of Convertible Notes. If the Company and the holders of Convertible Notes are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved by an investment banking firm mutually acceptable to the Company and the holders of a majority of the principal amount of Convertible Notes.

           (ii) Mechanics of Prepayment Upon Receipt of Notice of Conversion.
If a conversion occurs that the Company is required to prepay under Section
6(a) above, the Company shall effect such prepayment by giving notice ("Prepayment Confirmation") confirming its election to prepay as set forth in any effective Advance Notice of Election, by facsimile, by 5:00 p.m. New York City time the next business day following receipt of a Notice of Conversion from a Holder, and the Company shall provide a copy of such Prepayment Confirmation by overnight or two (2) day courier, to (A) the Holder of the Convertible Notes submitted for conversion at the address and facsimile number of such Holder appearing in the Company's register for the Convertible Notes and (B) the Company's Transfer Agent. Such Prepayment Confirmation shall conform to the election set forth in any effective Advance Notice of Election and shall verify the portion of the Convertible Notes submitted for conversion which the Company will prepay and the applicable Prepayment Price.

           (iii) Void Prepayment. In the event that the Company does not pay the Prepayment Price within the time period set forth in this Section 6 (a "Void Prepayment"), at any time thereafter and until the Company pays such unpaid applicable Prepayment Price in full, a Holder of Convertible Notes shall have the option (the "Void Prepayment Option") to, in lieu of prepayment, require the Company to promptly return to such Holder any or all of the Convertible Notes that were submitted for prepayment by such Holder under this Section 6 and for which the applicable Prepayment Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Prepayment Notice"). Upon the Company's receipt of such Void Prepayment Notice, (i) the Prepayment Confirmation, shall be null and void with respect to those Convertible Notes subject to the Void Prepayment Notice, (ii) the Company shall immediately return any Convertible Notes subject to the Void Prepayment Notice, and (iii) at any time thereafter, the Convertible Notes subject to the Void Prepayment

Notice shall be eligible for conversion according to Section 5. If there is a Void Prepayment, the Company shall promptly notify the Holders and thereafter the Company forfeits its rights to prepay any Convertible Notes under this
Section 6.

        (b) Company Must Have Immediately Available Funds or Credit Facilities. The Company shall not be entitled to send any Advance Notice of Election
(as defined below)and begin the prepayment procedure under this Section 6 unless it has:

           (i) the full amount of the Prepayment Price in cash, available in a demand or other immediately available account in a bank or similar financial institution; or

           (ii) immediately available credit facilities, in the full amount of the Prepayment Price with a bank or similar financial institution; or

           (iii) an agreement with a standby underwriter willing to purchase from the Company a sufficient number of shares of stock to provide proceeds necessary to prepay any outstanding amounts on the Convertible Note that is not converted prior to prepayment; or

           (iv) in the case of an Asset Sale, an agreement with the purchaser of such assets that proceeds from the Asset Sale in the amount of the Prepayment Price shall be set aside, upon the closing of the Asset Sale, in a separate escrow account for payment directly to the Holder of the Convertible Notes being prepaid; or

           (v) a combination of the items set forth in (i), (ii), (iii) and (iv) above, aggregating the full amount of the Prepayment Price.

The Company shall include with the Notice of Prepayment a written certification by an officer of the Company (or from such third party, if the funds relied upon are from a third party), that the funds or credit facilities are available for the prepayment.

     Following delivery of a Notice of Prepayment, the Company shall maintain the funding availability as contemplated by (i) through (v) above. If the foregoing conditions of this Section 6(b) are satisfied and the Company complies with Section 6(c) hereof, then any Convertible Notes called for by a Notice of Prepayment shall cease to be outstanding for all purposes hereunder (including the right to convert or to accrue additional Interest or to exercise any other right or privilege hereunder) on the Date of Prepayment and shall instead represent the right to receive the Prepayment Price without interest from and after the Date of Prepayment.

        (c) Payment of Prepayment Price. Each Holder submitting Convertible Notes being prepaid under this Section 6 shall send their Convertible Notes so prepaid to the Transfer Agent by overnight or, if outside the U.S., two-day courier within three (3) business days of the Date of Prepayment, and the Company shall pay the applicable Prepayment Price to that Holder within five (5) business days of the date the Transfer Agent receives the Convertible Notes being prepaid. The Company shall not be obligated to deliver the Prepayment Price unless and until the Convertible Notes so prepaid are delivered to the Transfer Agent, or, in the event one (1) or more Convertible Notes have been lost, stolen, mutilated or destroyed, at such time as the Holder has complied with Section 5(b)(i). In the event that the Convertible Notes being prepaid are inadvertently forwarded to the Company instead of the Transfer Agent, the Company shall promptly forward such Convertible Notes to the Transfer Agent.

     Section 7. Advance Notice of Prepayment.

        (a) Advance Notice of Company's Election to Prepay. In order to effect a Prepayment Upon Receipt of Notice of Conversion under Section 5(a) above, the Company must provide advance written notice ("Advance Notice of Election") stating that the Company elects to prepay all or some stated portion of Holder's Convertible Notes in cash if submitted for conversion over the subsequent thirty
(30) day period, pursuant to the Company's prepayment rights discussed in
Section 6(a).

        (b) Mechanics of Advance Notice of Election. The Company may deliver an Advance Notice of Election to the Holder at any time (1) via facsimile and (2) by depositing such Election Response with an overnight or five (5) day courier delivery, provided that the Advance Notice of Election shall not take effect until at least five (5) business days after the date it is delivered to the Holder. The Company's Advance Notice of Election shall state (i) that the Company shall prepay, where prepayment is allowed under Section 6 above, all or a specified percentage portion (the "Percentage Portion") of any of Holder's Convertible Notes submitted for conversion over a thirty (30) day period beginning no sooner than two (2) business days after the delivery of notice to the Holder, and (ii) that the Company has funds or credit facilities, as required in Section 6(b) to effect such prepayments. The Company may not deliver any further Advance Notices of Election and shall immediately retract any and all outstanding Advance Notices of Election if the Company fails to deliver any Prepayment Price to any Holder in accordance with Section 6(c). Any Advance Notice of Election shall be delivered to each Holder and shall cover the same Percentage Portion of Convertible Notes submitted for conversion with respect to each Holder.

        (c) Retraction of an Advance Notice of Election. The Company may retract any Advance Notice of Election by giving ten (10) business days advance written notice to the Holders. The Company must retract any Advance Notice of Election then in effect if, at any time, the Company does not have, or reasonably anticipates that it will not have, funds or credit facilities, as required in
Section 6(b) to effect all prepayments covered by the notice.

        (d) Advance Notice of Election is Binding. Unless an Advance Notice of Election is retracted in the manner allowed in subsection (c) above or unless Holder agrees in writing otherwise, the election made by the Company in an Advance Notice of Election is binding and the Company must prepay conversions as and to the extent specified in any Advance Notice of Election in effect at the time of a conversion.

     Section 8. Negative Covenants. Company shall not amend, alter or change this Convertible Note or the rights of the parties thereunder without the consent of Holders of at least 75% of the then outstanding principal amount of the Convertible Notes.

     In the event Holders of at least seventy-five percent (75%) of the then outstanding principal amount of Convertible Notes agree to allow the Company to alter or change the rights, preferences or privileges of the Convertible Notes so as to affect the Convertible Notes, then the

Company will deliver notice of such approved change to the Holders of the Convertible Notes that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty (30) business days to convert pursuant to the terms of this Convertible Note as they exist prior to such alteration or change (provided that, for purposes of calculating the Variable Conversion Price, such conversions shall be deemed to be Discounted Conversions), or continue to hold their Convertible Notes, as amended.

     Section 9. [Intentionally Left Blank].

     Section 10. [Intentionally Left Blank].

     Section 11. Authorization and Reservation of Shares of Common Stock/Cap Amount.

        (a) Authorized and Reserved Amount. At the time of each Closing, the Company shall have authorized and reserved and keep available for issuance five million two hundred fifty thousand (5,250,000) shares of Common Stock (the "Reserved Amount") solely for the purpose of effecting the conversion of the Convertible Notes and exercise of the Warrants (as defined in the Registration Rights Agreement between the Company and the Holders, referred to herein as the "Registration Rights Agreement"), which number shall not be reduced. The Company shall at all times have authorized and reserved and keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the full conversion of all outstanding Convertible Notes, and issuance of the shares of Common Stock in connection therewith. The Company shall use all authorized but unreserved shares as necessary to honor conversions of Convertible Notes.

        (b) Increases to Reserved Amount. Without limiting any other provision of this Section 11, if at any time the Holder's portion of the Reserved
Amount, based upon the average of the five (5) lowest Conversion Prices in effect during any 30 consecutive trading days prior to the providing of such notice shall be less than One Hundred Fifty percent (150%) of the number of shares of Common Stock issuable to such Holder upon conversion all of its Convertible Notes (assuming, for such calculations, that the Variable Conversion Price is calculated based upon a Limited Conversion) (a "Share Reservation Failure"), or that the Holder's portion of the Reserved Amount, based upon the Conversion Prices in effect during any two consecutive trading days prior to such notice, shall be less than One Hundred Twenty Five percent (125%) of the number of shares of Common Stock issuable to such Holder upon conversion of all its Convertible Notes (assuming, for such calculations, that the Variable Conversion Price is calculated based upon a Limited Conversion) (each, a "Share Reservation Failure"), the Company shall within five (5) business days notify all Holders of Convertible Notes of such occurrence and shall take action as soon as possible, but in any event within five (5) days after such Holder's notice if such action can be accomplished by the Board of Directors and within 120 days of such Holder's notice if such action requires the approval of the Company's shareholders, to increase the Reserved Amount for each Holder to Two Hundred percent (200%) of the number of shares of Common Stock then issuable to such Holder upon conversion of its Convertible Notes (assuming, for such calculations, that the Variable Conversion Price is calculated based upon a Limited Conversion).

        (c) Reduction of Reserved Amount Under Certain Circumstances. Prior to complete conversion of all Convertible Notes the Company shall not reduce the number of shares required to be reserved for issuance under this Section 11 without the written consent of all Holders except for a reduction proportionate to a combination, reverse stock split, or similar action effected for a valid business purpose other than affecting the obligations of Company under this
Section 11, which action affects all shares of Common Stock equally; provided, however that in no event shall any Holder's portion of the Reserved Amount be reduced below One Hundred Fifty percent (150%) of the number of shares of Common Stock issuable upon conversion of that Holder's outstanding Convertible Notes (assuming, for such calculations, that the Variable Conversion Price is calculated based upon a Limited Conversion), without that Holder's written consent.

        (d) [Intentionally Omitted].

        (e) Cap Amount. Unless otherwise permitted by the New York Stock Exchange ("NYSE") in no event shall the total number of shares of Common
Stock issued upon conversion of all of the Convertible Notes and upon exercise of the Warrants exceed the maximum number of shares of Common Stock that the Company can without shareholder approval so issue pursuant to NYSE Listed Company Manual Section 312.03(c) (or any successor rule) ("Rule 312.03(c)") (the "Cap Amount") which, as of the date of issuance of the Convertible Notes, shall be 2,632,465 shares (subject to appropriate adjustments for stock splits, stock dividends, combinations and other similar events). The Cap Amount shall be allocated pro-rata to the holders of Convertible Notes as provided in subsection
(f) below. In the event the Company is prohibited from issuing shares of Common Stock as a result of the operation of this subparagraph (e), the Company shall comply with subsection (g) below.

        (f) Allocations of Cap Amount and Reserved Amount. The initial Cap Amount and Reserved Amount shall be allocated pro rata among the Holders of Convertible Notes based on the principal amount of Convertible Notes initially issued to each Holder. Each increase to the Cap Amount and Reserved Amount shall be allocated pro rata among the Holders of Convertible Notes based on the then outstanding principal amount of Convertible Notes held by each Holder at the time of the increase in the Cap Amount or Reserved Amount, as the case may be. In the event a Holder shall sell or otherwise transfer any of such Holder's Convertible Notes, each transferee shall be allocated a pro rata portion of such transferor's Cap Amount and Reserved Amount. Any portion of the Cap Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Convertible Notes shall be allocated to the remaining Holders of Convertible Notes, pro rata based on the principal amount of Convertible Notes then held by such Holders.

        (g) Shareholder Vote for 20% Approval. The Company shall, at its next annual shareholder meeting, to be held no later than September 30, 1998, use its best efforts to obtain approval of its shareholders (the "Shareholder Vote") to authorize the issuance of the full number of shares of Common Stock which would be issuable upon the conversion of all of the Convertible Notes and exercise of the Warrants but for the Cap Amount and without regard to any other conversion limitations contained herein and eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities with respect to the Company's ability to issue shares of Common Stock in excess of the Cap Amount (such approvals being the "20% Approval"). In connection with such Shareholder Vote, the Company shall use its best efforts to cause all officers and directors of the Company to promptly enter into irrevocable agreements to vote all of their shares in favor of eliminating such prohibitions.

        (h) Inability to Convert due to Cap Amount.

           (i) [Intentionally Omitted].

           (ii) Remedies. In the event the Shareholder Vote results in a denial of the 20% Approval or the 20% Approval has not occurred by October 31, 1998, then (A) Holders of at least fifty percent (50%) of the aggregate of the then outstanding principal amount of the Convertible Notes, by delivery of written notice to the Company, shall have the option to require the Company to terminate the listing of its Common Stock on the NYSE (or any other stock exchange, interdealer quotation system or trading market) and cause its Common Stock to be eligible for trading on the over-the-counter electronic bulletin board; and (B) each Holder of Convertible Notes shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of written notice ("Cap Prepayment Notice") to the Company, to require the Company to repay in cash, at an amount per share equal to the Prepayment Price in effect on the date of the Cap Prepayment Notice, a portion of the Holder's Convertible Notes such that, after giving effect to such purchase, the Holder's allocated portion of the Cap Amount exceeds 125% of the total number of shares of Common Stock issuable to such Holder upon conversion of its Convertible Notes on the date of such Cap Prepayment Notice.

     Section 12. Failure to Satisfy Conversions.

        (a) Conversion Failure Payments. If, at any time, (x) a Holder submits a Notice of Conversion (or is deemed to submit such notice pursuant to Section 5(c) hereof), and the Company fails for any reason to deliver, on or prior to the expiration of the Deadline ("Delivery Period") for such conversion, such number of shares of Common Stock to which such converting Holder is entitled upon such conversion (which shares shall be listed, authorized, reserved, registered, and freely tradable to the extent required in this Convertible Note, the Registration Rights Agreement between the Company and the Holder(s) and the Subscription Agreement between the Company and the Holder(s), collectively referred to as the "Governing Agreements"), or (y) the Company provides notice to the Holders or otherwise announces at any time its intention not to issue shares of Common Stock upon exercise by the Holders of its conversion rights in accordance with the terms of this Convertible Note (each of (x) and (y) being a "Conversion Failure"), then in addition to all other available remedies which such Holder may pursue hereunder and under the Subscription Agreement (including indemnification pursuant to Section 8 thereof, the Company shall pay to such Holder liquidated cash damages in an amount equal to the lower of:

           (i) "Damages Amount" X "D" X .005, and
          (ii) the highest amount permitted by applicable law, where:

     "D" means the number of days beginning the date of the Conversion Failure through and including the Cure Date with respect to such Conversion Failure;

     "Damages Amount" means the principal amount of this Convertible Note subject to conversion plus all accrued and unpaid Interest thereon as of the first day of the Conversion Failure, plus all damage payments previously owed and unpaid.

     "Cure Date" means (i) with respect to a Conversion Failure described in clause (x) of its definition, the date the Company effects the conversion of the portion of this Convertible Note submitted for conversion and (ii) with respect to a Conversion Failure described in clause (y) of its definition, the date the Company undertakes in writing to timely issue Common Stock in satisfaction of all conversions of Convertible Notes in accordance with the terms of the Convertible Notes.

     The payments to which a Holder shall be entitled pursuant to this Section are referred to herein as "Conversion Failure Payments." The parties agree that the damages caused by a breach hereof would be difficult or impossible to estimate accurately. A Holder may elect to receive accrued Conversion Failure Payments in cash or to convert all or any portion of such accrued Conversion Failure Payments, at any time, into Common Stock at the lowest Conversion Price in effect during the period beginning on the date of the Conversion Failure through the Cure Date for such Conversion Failure. In the event a Holder elects to receive any Conversion Failure Payments in cash, it shall so notify the Company in writing. In the event a Holder elects to convert all or any portion of the Conversion Failure Payments, such Holder shall indicate on a Notice of Conversion such portion of the Conversion Failure Payments which such Holder elects to so convert and such conversion shall otherwise be effected in accordance with the provisions of Section 5.

        (b) Buy-In Cure. Unless a Conversion Failure described in clause (y) of
Section 12(a) hereof has occurred with respect to a Holder, if (i) the Company fails for any reason to deliver during the Delivery Period shares of Common Stock to a Holder upon a conversion of the Convertible Notes and (ii) after the applicable Delivery Period with respect to such conversion, a Holder purchases (in an open market transaction or otherwise) shares of Common Stock to make delivery upon a sale by a Holder of the shares of Common Stock (the "Sold Shares") which such Holder anticipated receiving upon such conversion (a "Buy-In"), the Company shall pay such Holder within two (2) business days following receipt of written notice of a claim pursuant to Section 12(b) (in addition to any other remedies available to Holder) the amount by which (x) such Holder's total purchase price (including brokerage commission, if any) for the shares of Common Stock so purchased exceeds (y) the net proceeds received by such Holder from the sale of the Sold Shares. For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of Common Stock sold for $10,000, the Company will be required to pay such Holder $1,000. A Holder shall provide the Company written notification indicating any amounts payable to Holder pursuant to this
Section 12.

        (c) Adjustment to Conversion Price. If a Holder has not received certificates for all shares of Common Stock within five (5) business days following the expiration of the Delivery Period with respect to a conversion of any portion of any of such Holder's Convertible

Notes for any reason, then the Conversion Price applicable upon conversion of such portion of the Convertible Notes shall thereafter be the lowest Conversion Price in effect during the period beginning on, and including, such Conversion Date through and including the Cure Date. If there shall occur a Conversion Failure of the type described in clause (y) of Section 12(a), then the Maximum Conversion Price with respect to any conversion of Convertible Notes thereafter shall be the lowest Conversion Price in effect at any time during the period beginning on, and including, the date of the occurrence of such Conversion Failure through and including the Cure Date. The Conversion Price shall thereafter be subject to further adjustment for any events described in
Section 5(d).

        (d) Void Conversion Notice. If for any reason a holder has not received all of the shares of Common Stock prior to the tenth (10th) business day after the Deadline with respect to a conversion of Convertible Notes, then the holder, upon written notice to the Transfer Agent, with a copy to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Convertible Notes that have not been converted pursuant to such holder's Conversion Notice; provided that the voiding of a holder's Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 12(a) above or otherwise or effect the Adjustment to the Conversion Price provided in Section 12(c).

     Section 13. Repayment at Option of Holders.

        (a) Repayment Option Upon Major Transaction. In addition to all other rights of the holders of Convertible Notes contained herein, upon the announcement of a Major Transaction (as defined below), each holder of Convertible Notes shall have the right, at such Holder's option, upon written notice to the Company to require the Company to declare any or all of the amounts due under this Convertible Note due and payable, at any time and from time to time, at a price equal to the greater of (i) 125% of the Total Maturity Value of such Convertible Notes and (ii) the product of (A) the Conversion Rate on the date of such notice and (B) the Closing Sale Price of the Common Stock on the trading date immediately preceding the date of consummation of the Major Transaction ("Major Transaction Repayment Price").

        (b) "Major Transaction". A "Major Transaction" shall be deemed to have occurred at such time as any of the following events:

          (i) a consolidation, merger or other business combination or event (other than a public offering of the Company's equity for cash) following which the holders of Common Stock of the Company immediately preceding such consolidation, merger, combination or event either (i) no longer hold a majority of the shares of Common Stock of the Company or (ii) no longer have the ability to elect a majority of the board of directors of the Company (a "Change of Control"); provided, however, that if the other entity involved in such consolidation, merger, combination or event is a publicly traded company with "Substantially Similar Trading Characteristics" (as defined below) as the Company and the holders of Common Stock are to receive solely Common Stock or no consideration (if the Company is the surviving entity) or solely common stock of such other entity (if such other entity is the surviving entity), such transaction (a "Substantially Similar Change in Control") shall not be deemed to be a Major

     Transaction (provided the surviving entity, if other than the Company, shall have agreed to assume all obligations of the Company under this Convertible Note, the Subscription Agreement and the Registration Rights Agreement). For purposes hereof, an entity shall have Substantially Similar Trading Characteristics as the Company if the average daily dollar trading volume of the common stock of such entity is equal to or in excess of $350,000, if the surviving entity is listed on the NYSE or AMEX, or $700,000 otherwise for the 90th through the 31st day prior to the public announcement of such transaction.

          (ii) the sale or transfer of all or substantially all of the Company's assets (an "Asset Sale"); or

          (iii) a purchase, tender or exchange offer made to the holders of outstanding shares of Common Stock, such that following such purchase, tender or exchange offer a Change of Control shall have occurred.

        (c) Mechanics of Repayment at Option of Holder Upon Major Transaction. Within 2 business days following the public announcement and at least five (5) business days prior to the consummation of a Major Transaction, the Company shall deliver written notice thereof via facsimile ("Notice of Major Transaction") to each Holder of Convertible Notes, which notice shall state the expected consummation date. At any time after the public announcement of a Major Transaction, but prior to the consummation thereof, any Holder of Convertible Notes then outstanding may by delivering written notice thereof via facsimile and overnight courier ("Notice of Repayment at Option of Holder Upon Major Transaction") to the Company, require the Company to repay up to all of the Holder's Convertible Notes outstanding at the time such Major Transaction is consummated. The Notice of Repayment at Option of Holder Upon Major Transaction shall indicate the maximum principal amount of Convertible Notes that such holder is electing to require to be repaid provided that such repayment shall be contingent upon the closing of such Major Transaction. No such notice shall preclude a Holder from converting Convertible Notes pursuant to Section 5 hereof.

        (d) Payment of Repayment Price. Upon the Company's receipt of a Notice(s) of Repayment at Option of Holder Upon Major Transaction from any Holder of Convertible Notes, the Company shall immediately notify each Holder of Convertible Notes by facsimile of the Company's receipt of such notices. The Company shall deliver the applicable Major Transaction Repayment Price to such holder within five (5) business days after the Company's receipt of a Notice of Repayment Option of Holder Upon Major Transaction, but in no event later than the consummation date for such Major Transaction; provided that a Holder's Convertible Notes shall have been so delivered to the Transfer Agent. If the Company is unable to repay all of the Convertible Notes submitted for repayment, the Company shall (i) repay a pro rata amount from each holder of Convertible Notes based on the principal amount of Convertible Notes submitted for repayment by such Holder relative to the total principal amount of Convertible Notes submitted for repayment by all Holders of Convertible Notes as of the date payment is required to be made and (ii) in addition to any remedy such holder of Convertible Notes may have under this Convertible Note and the Subscription Agreement, pay to each Holder interest at the rate of 18% per annum in respect of each unpaid Convertible Note until paid in full.

        (e) Void Repayment. In the event that the Company does not pay the Major Transaction Repayment Price within the time period set forth in Section 13(d), at any time thereafter and until the Company pays such unpaid applicable Repayment Price in full, a Holder of Convertible Notes shall have the option (the "Void Optional Repayment Option") to, in lieu of repayment, require the Company to promptly return to such Holder any or all of the Convertible Notes that were submitted for repayment by such Holder under this Section 13 and for which the applicable Major Transaction Repayment Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Repayment Notice"). Upon the Company's receipt of such Void Optional Repayment Notice, (i) the Notice of Repayment at Option of Holder Upon Major Transaction shall be null and void with respect to those Convertible Notes subject to the Void Optional Repayment Notice, (ii) the Company shall immediately return any Convertible Notes subject to the Void Optional Repayment Notice, (iii) the Maximum Conversion Price of such returned Convertible Notes shall be adjusted to the lesser of (A) the Maximum Conversion Price as in effect on the date on which the Void Optional Repayment Notice is delivered to the Company and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice of Repayment at Option of Holder Upon Major Transaction is delivered to the Company and ending on the date on which the Void Optional Repayment Notice is delivered to the Company, and (iv) the Conversion Price in effect at such time shall be reduced by a number of percentage points equal to the product of (A) .25 and (B) the number of days in the period beginning on the date which is five business days after the date on which the Notice of Repayment at Option of Holder Upon Major Transaction is delivered to the Company and ending on the date on which the Void Optional Repayment Notice is delivered to the Company.

        (f) Miscellaneous. A Holder's delivery of a Void Optional Repayment Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. In the event of a repayment pursuant to this Section 13 of less than all of the principal amount represented by a particular Convertible Note, the Company shall promptly cause to be issued and delivered to the Holder of such Convertible Notes a Convertible Note representing the remaining unpaid principal amount thereof which has not been repaid.

     Section 14. Events of Default.

        (a) Holder's Option to Demand Prepayment. Upon the occurrence of an Event of Default (as herein defined), each Holder shall have the right to elect at any time and from time to time prior to the cure by Company of such Event of Default to have all or any portion of such Holder's then outstanding Convertible Notes prepaid by the Company for an amount equal to the Holder Demand Prepayment Amount (as herein defined).

           (i) The right of a Holder to elect prepayment shall be exercisable upon the occurrence of an Event of Default by such Holder in its sole discretion by delivery of a Demand Prepayment Notice (as herein defined) in accordance with the procedures set forth in this Section 14. Notwithstanding the exercise of such right, the Holder shall be entitled to exercise all other rights and remedies available under the provisions of this Convertible Note and at law or in equity.

           (ii) A Holder shall effect each demand for prepayment under this
Section 14 by giving at least two (2) business days prior written notice
(the "Demand Prepayment Notice") of the date which such prepayment is to become effective (the "Effective Date of Demand of Prepayment"), the Convertible Notes selected for prepayment and the Holder Demand Prepayment Amount to the Company at the address and facsimile number provided in the Subscription Agreement, which Demand Prepayment Notice shall be deemed to have been delivered on the business day after the date of transmission of Holder's facsimile (with a copy sent by overnight courier to the Company) of such notice.

           (iii) The Holder Demand Prepayment Amount shall be paid to a Holder whose Convertible Notes are being prepaid within one (1) business day following the Effective Date of Demand of Prepayment; provided, however, that the Company shall not be obligated to deliver any portion of the Holder Demand Prepayment Amount until one (1) business day following either the date on which the Convertible Notes being prepaid are delivered to the office of the Company or the Transfer Agent, or the date on which the Holder notifies the Company or the Transfer Agent that such Convertible Notes have been lost, stolen or destroyed and delivers the documentation required in accordance with Section 5(b)(i) hereof.

        (b) Holder Demand Prepayment Amount. The "Holder Demand Prepayment Amount" means the greater of: (a) 1.3 times the Total Maturity Value of the Convertible Notes for which demand is being made, through the date of prepayment or (b) the product of (1) the highest price at which the Common Stock is traded on the date of the Event of Default (or on the most recent trading date for the Common Stock if the Common Stock is not traded on such date) divided by the Conversion Price in effect as of the date of the Event of Default, and (2) the Total Maturity Value through the date of prepayment.

        (c) Events of Default. An "Event of Default" means any one of the following:

           (i) either (a) a Conversion Failure described in Section 12(a) hereof which is uncured ten (10) business days after the applicable Deadline or
(b) a material failure by the Company to comply with the remedies described in Sections 11(g)(ii) and 12 hereof;

           (ii) a Share Reservation Failure described in Section 11(b) hereof, if such Share Reservation Failure continues uncured for ninety (90) days;

           (iii) the Company fails, and such failure continues uncured for three (3) business days after the Company has been notified thereof in writing by a Holder, to satisfy the share reservation requirements of Section 11 hereof, where such action can be accomplished by the Board of Directors;

           (iv) the Company fails to pay any cash payments due to a Holder under the terms of this Convertible Note or the Registration Rights Agreement (as defined below) within five (5) days after such Holder has notified the Company, in writing, that such payment is past due and that the Holder intends to declare an "Event of Default" under this Section 14;

           (v) the Company fails to cause the registration statement required by the Registration Rights Agreement to become effective within one hundred twenty (120) days of the Closing Date, or fails to maintain an effective registration statement as required by the Registration Rights Agreement between the Company and the Holder(s) (the "Registration Rights Agreement") except where such failure lasts no longer than three (3) consecutive trading days and is caused solely by failure of the Securities and Exchange Commission to timely review the customary submission of or respond to the customary requests of the Company;

           (vi) for three (3) consecutive trading days or for an aggregate of ten (10) trading days in any nine (9) month period, the Common Stock
(including any of the shares of Common Stock issuable upon conversion of the Convertible Notes is (i) suspended from trading on any of the NYSE, Nasdaq SmallCap, Nasdaq Stock Market Inc.'s National Market ("NMS"), or the American Stock Exchange ("AMEX"), or (ii) is not qualified for trading on at least one of the NYSE, Nasdaq SmallCap, NMS, or the AMEX;

           (vii) the Company fails, and such failure continues uncured for three (3) business days after the Company has been notified thereof in writing by a Holder, to remove any restrictive legend on any certificate for any shares of Common Stock issued to a Holder upon conversion of any Convertible Notes, as and when required by this Convertible Note, the Subscription Agreement, or the Registration Rights Agreement;

           (viii) the Company breaches, and such breach continues uncured for three (3) business days after the Company has been notified thereof in writing by a Holder, any significant covenant or other material term or condition of any Convertible Note, the Subscription Agreement or the Registration Rights Agreement;

           (ix) any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Subscription Agreement and Registration Rights Agreement), shall be false or misleading in any material respect when made and is not cured prior to Closing;

           (x) the Company or any subsidiary of the Company shall make an assignment for the benefit of its creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such receiver or trustee shall otherwise be appointed;

           (xi) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company (and such proceedings shall continue unstayed for thirty (30) days);

           (xii) the Shareholder Vote has not occurred by October 31, 1998; or

           (xiii) the Warrant Shares (as defined in the Subscription Agreement) have not become listed and available for trading on the NYSE by the date that is five (5) trading days after the Shareholder Vote or the Company has received a letter from the NYSE stating the listing of the Warrant Shares is denied regardless of the results of the Shareholder Vote.

        (d) Failure to Pay Damages Amount. If the Company fails to pay the Holder Demand Prepayment Amount within five (5) business days of its receipt of a Demand Prepayment Notice, then such Holder shall have the right, at any time and from time to time prior to the payment of the Holder Demand Prepayment Amount, to require the Company, upon written notice, to immediately convert (in accordance with the terms of Section 5) all or any portion of the Holder Demand Prepayment Amount, into shares of Common Stock at the then current Conversion Price, provided that if the Company has not delivered the full number of shares of Common Stock issuable upon such conversion within three (3) business days after the Company receives written notice of such conversion, the Conversion Price with respect to such Holder Demand Prepayment Amount shall thereafter be deemed to be the lowest Conversion Price in effect during the period beginning on the date of the Event of Default through the date on which the Company delivers to the Holder the full number of freely tradable shares of Common Stock issuable upon such conversion. In the event the Company is not able to pay all amounts due and payable with respect to all Convertible Notes subject to Holder Demand Prepayment Notices, the Company shall pay the Holders such amounts pro rata, based on the total amounts payable to such Holder relative to the total amounts payable to all Holders.

     Section 15. Remedies, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Convertible Note shall be cumulative and in addition to all other remedies available under the Convertible Note at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provision giving rise to such remedy and nothing herein shall limit a holder's right to actual damages for any failure by the Company to comply with the terms of this Convertible Note (after taking into effect the damages and remedies available hereunder). Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of Convertible Notes and that the remedy at law for any such breach may be inadequate. The Company therefore agrees, in the event of any such breach or threatened breach, the Holders of Convertible Notes shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     Section 16. Restriction on Repayment and Cash Dividends. Until all of the Convertible Notes have been converted or repaid as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Convertible Notes.

     Section 17. No Five Percent Holders. Notwithstanding anything to the contrary contained herein, the Convertible Notes shall not be convertible by a Holder to the extent (but only to the extent) that, if converted by such Holder, the Holder would beneficially own in excess of 4.99% of the then outstanding shares of Common Stock of the Company. To the extent this limitation applies, the determination of whether Convertible Notes shall be convertible (vis-a vis other securities owned by such Holder) and of which Convertible Notes shall be converted shall be in the sole discretion of the Holder and submission of the a given principal amount of

Convertible Notes for conversion shall be deemed to be the Holder's determination of whether such principal amount of Convertible Notes is convertible, subject to such aggregate percentage limitations. No prior inability to convert Convertible Notes pursuant to this subparagraph shall have any effect on the applicability of its provisions with respect to any subsequent determination of convertibility. For the purposes of this subparagraph, beneficial ownership and all calculations, including without limitation, with respect to calculations of percentage ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13-D and G thereunder. Notwithstanding the foregoing, each Holder shall have the right to waive such restriction or increase such percentage to one Applicable Percentage (as defined below) or any lesser percentage upon sixty one (61) days' prior notice to the Company and to decrease any such percentage immediately upon written notice to the Company. Moreover each Holder shall have the right at any time irrevocably to waive the applicability of the immediately preceding sentence to itself. The provisions of this subparagraph may be waived and/or implemented in a manner otherwise than in strict conformity with the terms hereof with the approval of the Board of Directors of the Company and the Holders of a majority of the outstanding principal amount of the Convertible Notes: (i) with respect to any matter to cure any ambiguity herein, to correct this subparagraph (or any portion thereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation; and (ii) with respect to any other matter, with the further consent of the Holders of majority of the then outstanding shares of Common Stock. The limitations contained in this subparagraph shall apply to a successor Holder of Convertible Notes if, and to the extent, elected by such successor Holder concurrently with its acquisition of such Convertible Notes, such election to be promptly confirmed in writing to the Company (provided no transfer or series of transfers to a successor Holder or Holders shall be used by a Holder to evade the limitations contained herein). As used herein, the Applicable Percentage shall mean 9.9% at any time that an Event of Default has not occurred and is continuing and shall otherwise mean 100%.

     Section 18. Miscellaneous.

        (a) Construction of Instrument. This Convertible Note shall be deemed to be jointly drafted by the Company and all Purchasers and shall not be construed against any person as the drafter hereof. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Notwithstanding anything to the contrary contained herein, or any limitations contained herein, any cash amounts due hereunder which are not paid when due shall bear interest at 18% per annum.

        (b) Obligations Secured by Collateral. All of the Company's existing and future obligations under this Convertible Note are secured by the Collateral described in that certain Stock Pledge Agreement of even date herewith by and between the Company and the holders of the Convertible Notes, including but not limited to a pledge of common stock of Service Assembly, Inc., a corporation duly organized under the laws of Massachusetts and a wholly-owned subsidiary of the Company and related dividends, cash, securities and property.

        (c) Successors and Assigns. The terms and conditions of this Convertible Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Convertible Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Convertible Note, except as expressly provided in this Convertible Note. Holder may assign Holder's rights hereunder, in connection with any private sale of the Convertible Notes of such Holder, so long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Convertible Note.

        (d) Arbitration of Disputes. Any controversy or claim arising out of or related to this Convertible Note or the breach thereof, shall be settled by binding arbitration in New York, NY in accordance with the Expedited Procedures (Rules 53-57) of the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A proceeding shall be commenced upon written demand by Company or any Holder to the other. The arbitrator(s) shall enter a judgment by default against any party which fails or refuses to appear in any properly noticed arbitration proceeding. The proceeding shall be conducted by one (1) arbitrator, unless the amount alleged to be in dispute exceeds two hundred fifty thousand dollars ($250,000), in which case three (3) arbitrators shall preside. The arbitrator(s) will be chosen by the parties from a list provided by the AAA, and if they are unable to agree within ten (10) days, the AAA shall select the arbitrator(s). The arbitrators must be experts in securities law and financial transactions. The arbitrators shall assess costs and expenses of the arbitration, including all attorneys' and experts' fees, as the arbitrators believe is appropriate in light of the merits of the parties' respective positions in the issues in dispute. Each party submits irrevocably to the jurisdiction of any state court sitting in New York, NY or to the United States District Court sitting in New York, NY for purposes of enforcement of any discovery order, judgment or award in connection with such arbitration. The award of the arbitrator(s) shall be final and binding upon the parties and may be enforced in any court having jurisdiction. The arbitration shall be held in such place as set by the arbitrator(s) in accordance with Rule 55.

        (e) Waiver of Defenses. The Company hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Convertible Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Convertible Note. The Company agrees that the Company's liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Holders. The Company hereby waives and releases all errors, defects and imperfections in any proceeding instituted by Holders under the terms of this Convertible Note.

        (f) Governing Law/Waiver of Jury Trial. This Convertible Note shall be governed by and construed under the laws of the State of New York without respect to conflict of laws principles. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Convertible Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection herewith or arising out of this agreement or any transaction contemplated hereby.

        (g) Company Pays Convertible Note Collection Costs. The Company agrees to pay to Holder all of Holder's costs incurred in conjunction with the collection of amounts due under this Convertible Note which are not paid as required herein.